Release date:  July 24, 2001

Contacts:

Investor Relations:                              Media Relations:
Harlan Flint                                     Calvin Mitchell
Instinet Group Incorporated                      Instinet Group Incorporated
212 310 7264                                     212 310 7520
harlan.flint@instinet.com                        calvin.mitchell@instinet.com





        INSTINET REPORTS 10% INCREASE IN NET INCOME IN SECOND QUARTER OF
              2001, AND DILUTED EPS OF 18 CENTS SHARE OF US EQUITY
                         VOLUMES RISES TO RECORD 10.3%

NEW YORK, July 24, 2001 - Instinet Group Incorporated (Nasdaq: INET), the world's largest electronic agency securities broker, today reported net earnings of US$40.7 million for its fiscal second quarter ended June 30, 10% higher than the comparable period in 2000. Diluted earnings per share remained unchanged at US$0.18 compared to the same period in 2000 (on a pro forma basis).

"Instinet's share of total US equity market volumes in the second quarter reached a record 10.3%," said Douglas Atkin, President and CEO of Instinet Group. "We believe that liquidity and execution quality matter more in difficult market conditions, and the value that Instinet offers to our market-making and institutional clients was reflected in our second-quarter results."

Operating Highlights

- During the second quarter, Instinet's market share in Nasdaq-quoted trading volumes increased to 15.3% from 13.6% in the comparable period in 2000 and 15.1% in the first quarter of 2001.

- Our customers used Instinet to trade 18.8 billion Nasdaq-quoted shares during the quarter compared to 13.6 billion in the comparable period in 2000, a 38% increase.

- Our NYSE-listed trading volume increased 15% to 2.6 billion shares compared to the comparable period in 2000.

- Our customers used Instinet to execute 27.2 million transactions in US equity securities during the second quarter, a 39% increase on the comparable period in 2000. In non-US equities, an additional 1.6 million transactions were executed, 35% more than during the comparable period in 2000.


Revenues

Total revenues for the second quarter were $395 million, up 14% from the second quarter of last year.

Transaction fee revenue increased 13% to $380 million from the comparable period in 2000. This growth is primarily the result of a 34% rise in U.S. equity share volumes, offset by a decrease in average revenue per share.

Our international transaction fee revenue represented approximately 24% of total transaction fee revenue in the second quarter, compared to approximately 23% in the comparable period in 2000.

Expenses



Operating expenses in the quarter were $322 million, up 14% from the year earlier.



Compensation and benefits remain the largest element of costs at $121 million. This category increased 19% from the comparable period in 2000 and represented 31% of total revenue. The increase was primarily attributable to an 18% rise in average staff numbers to 2,256 from 1,914 in last year's second quarter.



This increase was partly offset by a decrease in professional fees, as expenses related to external advisors declined.



During the second quarter, Instinet incurred expenses of $12 million related to the ongoing development of its fixed income business, compared to $11 million in the comparable period in 2000.



No expenses were incurred in the second quarter related to the company's retail brokerage unit. All final shut-down costs were recorded in the first quarter.



Pre-tax Margins and Tax



Pretax margins in the second quarter were 18.4% compared to 19.0% in the second quarter of last year. The provision for income taxes was $32 million in the quarter, representing 44% of pretax income.



IPO

During the second quarter, Instinet successfully completed an initial public offering by selling 36.8 million shares to the public at $14.50 a share. The company's first day of trading under the "INET" stock symbol was May 18. Following the IPO, our principal shareholder, Reuters Group PLC, continues to hold approximately 85% of our outstanding shares.


Priorities and Expense Reduction Initiatives



Instinet's fundamental business has remained strong as evidenced by its market share and financial performance. However, overall economic and market conditions are in a period of relative weakness. In addition, there have been recent changes in major equity markets, such as decimalization in the US and exchange consolidation in Europe. These conditions have directly affected our customers and other market participants, and the full impact on their businesses remains to be seen. However, we believe that the benefits that Instinet delivers to customers in terms of trading efficiency and improved investment performance should enable the company to be successful.



In this environment, Instinet is placing increased focus on prudent cost management. The company will focus resources on its key initiatives, and will seek to reduce, defer or eliminate other expenses.



The primary criterion the company is using to establish its priorities is to fund those initiatives designed to profitably increase trading volumes. We expect that increased trade volumes will benefit Instinet's customers and shareholders.



We have accordingly undertaken a review of spending initiatives with the aim of reducing our underlying operating cost structure by $70 million annually compared to the expense rate in the first half of this year. This will be achieved by a reduction in world-wide staff counts of approximately 240 from current levels, further cutbacks in the use of contractors and consultants, the consolidation of some working groups and offices, and a reduction in discretionary spending such as travel and advertising.



Instinet expects to initiate these cost reducing measures immediately, and substantially complete the targeted reductions by the end of the third quarter. Based on current estimates, we anticipate incurring the full cost of these reductions in the third quarter with a one-time charge of approximately $25 million.



ProTrader Group

On July 23, 2001, Instinet signed a binding agreement to acquire ProTrader Group, LP, a provider of advanced trading technologies and electronic brokerage services, subject to regulatory approval. The acquisition excludes ProTrader's proprietary trading business. The purchase price of $150 million will consist of $50 million in cash and $100 million in Instinet stock. The transaction is expected to be completed in the third quarter of 2001, and we do not anticipate that it will be material to Instinet Group's 2001 financial results.

Webcast

A live audio webcast of a conference call to discuss Instinet's results will be available from 10:30 am ET today on the Investor Relations section of our web site at http://www.instinet.com/ir/webcast.shtml. On-demand replay of the webcast will be available from approximately 2:00 p.m. today for 48 hours. A transcript of the call will be available on our web site later this week.

About Instinet

Instinet, through affiliates, is the world's largest electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Instinet operates an e-financial marketplace where buyers and sellers worldwide can trade securities directly and anonymously with each other, and have the opportunity to lower their overall trading costs. Through its electronic platforms, customers also can access 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. Instinet also provides its customers with access to research generated by Instinet and by third parties, as well as various informational and decision-making tools. For more information, please go to www.instinet.com.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2001 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Approved for distribution in the UK by Instinet UK Limited, which is regulated by the SFA and a member of the LSE. Instinet Corporation is a subsidiary of Instinet Group Incorporated.


This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are described in Instinet's prospectus contained in its registration statement on Form S-1, filed with the SEC and available on its website, under the heading `Risk Factors'. Certain information regarding Nasdaq trading volumes is also included in the registration statement.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                       Three months ended June 30               Percent Chg
                                                            2001                 2000           Incr/(Decr)

REVENUES
Transaction fees                                       $ 379,727            $ 336,059                  13.0 %
Interest                                                  11,575                9,969                  16.1
Investments                                                3,689                1,571                 134.8
                                                   --------------        -------------
         Total revenues                                  394,991              347,599                  13.6

EXPENSES

Compensation and benefits                                120,720              101,057                  19.5
Communications and equipment                              44,844               35,661                  25.8
Soft dollar and commission recapture                      54,228               46,349                  17.0
Brokerage, clearing and exchange fees                     36,224               35,845                   1.1
Depreciation and amortization                             20,505               18,002                  13.9
Professional fees                                          9,275               20,824                (55.5)
Occupancy                                                 14,473                9,133                  58.5
Marketing and business development                         8,577                7,733                  10.9
Other                                                     13,414                6,898                  94.5
         Total expenses                                  322,260              281,502                  14.5
                                                   --------------        -------------

Income before income taxes                                72,731               66,097                  10.0

Provision for income taxes                                32,001               29,083                  10.0
                                                   --------------        -------------
Net income                                             $  40,730            $  37,014                  10.0 %
                                                   ==============        =============

                                                   --------------        -------------
Basic and diluted earnings per share                    $   0.18             $   0.18                     -
                                                   ==============        =============


Weighted average shares outstanding - basic              222,675              206,900

Weighted average shares outstanding - diluted            223,122              206,900



Note: Shares outstanding and earnings per share prior to June 30, 2001 are pro forma, based on the number of common shares that would have been held by Reuters assuming Instinet's conversion into a corporation and a return of capital payment of $150 million to Reuters.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                        Six months ended June 30               Percent Chg
                                                            2001                 2000          Incr/(Decr)
                                                   --------------        -------------

REVENUES
Transaction fees                                       $ 795,190            $ 676,884                 17.5%
Interest                                                  24,382               18,183                 34.1
Investments                                                6,094                1,060                474.9
                                                   --------------        -------------
Total revenues                                           825,666              696,127                 18.6

EXPENSES
Compensation and benefits                                254,505              195,391                 30.3
Communications and equipment                              90,235               64,558                 39.8
Soft dollar and commission recapture                     110,281               82,974                 32.9
Brokerage, clearing and exchange fees                     72,958               69,735                  4.6
Depreciation and amortization                             40,007               36,379                 10.0
Professional fees                                         24,959               46,484                (46.3)
Occupancy                                                 25,363               19,063                 33.0
Marketing and business development                        18,731               20,514                 (8.7)
Other                                                     26,417               19,061                 38.6
                                                   --------------        -------------
Total expenses                                           663,456              554,159                 19.7
                                                   --------------        -------------

Income before income taxes                               162,210              141,968                 14.3
Provision for income taxes                                71,372               62,466                 14.3
Net income                                             $  90,838            $  79,502                 14.3
                                                   ==============        =============

                                                   --------------        -------------
Basic and diluted earnings per share                    $   0.42             $   0.38                 10.1%
                                                   ==============        =============

Weighted average shares outstanding - basic              214,831              206,900

Weighted average shares outstanding - diluted            215,060              206,900


Note: Shares outstanding and earnings per share prior to June 30, 2001 are pro forma, based on the number of common shares that would have been held by Reuters assuming Instinet's conversion into a corporation and a return of capital payment of $150 million to Reuters.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                                          Three months ended
                                  --------------------------------------------------------------------------------------------------
                                   June 30,   Mar 31,   Dec 31,   Sep 30,  June 30,  Mar 31,   Dec 31,   Sep 30,  June 30,   Mar 31,
                                       2001      2001      2000      2000      2000     2000      1999      1999      1999      1999
                                  --------------------------------------------------------------------------------------------------
REVENUES
Transaction fees                  $ 379,727 $ 415,463  $380,705  $327,920  $336,059 $340,825  $250,622  $228,451  $232,751  $225,134
Interest
                                     11,575    12,807    12,257    10,031     9,969    8,214     5,807     6,177     6,083     5,849
Investments
                                      3,689     2,405   (1,645)     9,644     1,571    (511)     3,639     6,244       253   (1,566)
                                  --------------------------------------------------------------------------------------------------
         Total revenues             394,991   430,675   391,317   347,595   347,599  348,528   260,068   240,872   239,087   229,417

EXPENSES
Compensation and benefits           120,720   133,785   111,961   105,039   101,057   94,334    73,229    63,512    62,957    57,793
Communications and equipment         44,844    45,391    53,002    36,175    35,661   28,897    21,627    26,396    25,335    18,964
Soft dollar and commission
  recapture                          54,228    56,053    49,655    47,406    46,349   36,625    23,867    21,003    23,565    21,034
Brokerage, clearing and exchange
  fees                               36,224    36,734    34,986    32,725    35,845   33,890    23,098    19,319    17,998    18,551
Depreciation and amortization        20,505    19,502    21,267    20,075    18,002   18,377    19,176    18,057    16,991    16,982
Professional fees                     9,275    15,684    26,249    22,523    20,824   25,660    25,796    15,998    11,628     9,315
Occupancy                            14,473    10,890     8,827    10,360     9,133    9,930     9,439     5,970     5,631     6,056
Marketing and business development    8,577    10,154     8,018     4,147     7,733   12,781     7,645    10,022     3,092     2,688
Other                                13,414    13,003    13,059    10,796     6,898   12,163     8,893     9,007     8,231     6,206
                                  --------------------------------------------------------------------------------------------------
         Total expenses             322,260   341,196   327,024   289,246   281,502  272,657   212,770   189,284   175,428   157,589

Income before income taxes           72,731    89,479    64,293    58,349    66,097   75,871    47,298    51,588    63,659    71,828
Provision for income taxes           32,001    39,371    28,288    25,674    29,083   33,383    19,577    21,713    26,771    30,194
                                  --------------------------------------------------------------------------------------------------
Net income                        $  40,730  $ 50,108  $ 36,005  $ 32,675  $ 37,014 $ 42,488  $ 27,721  $ 29,875  $ 36,888  $ 41,634
                                  ==================================================================================================

                                  --------------------------------------------------------------------------------------------------
Basic and diluted earnings
  per share                       $    0.18  $   0.24   $  0.17   $  0.16   $  0.18  $  0.21   $  0.13   $  0.14   $  0.18   $  0.20
                                  ==================================================================================================

Weighted average shares
  outstanding - basic               222,675   206,900   206,900   206,900   206,900  206,900   206,900   206,900   206,900   206,900

Weighted average shares
  outstanding - diluted             223,122   206,900   206,900   206,900   206,900  206,900   206,900   206,900   206,900   206,900


Note: Shares outstanding and earnings per share for quarters prior to June 30, 2001 are pro forma, based on the number of common shares that would have been held by Reuters assuming Instinet's conversion into a corporation and a return of capital payment of $150 million to Reuters.

Instinet Group Incorporated
KEY STATISTICAL INFORMATION
The following table presents key transaction volume information, as well as certain other operating information.


                                                                              Three months ended
                                         -------------------------------------------------------------------------------------------
                                          June 30,  Mar 31,  Dec 31,  Sep 30,  June 30,  Mar 31,   Dec 31,  Sep 30, June 30, Mar 31,
                                             2001     2001     2000     2000      2000     2000      1999     1999     1999    1999
                                         -------------------------------------------------------------------------------------------
Total U.S. market share volume
  (millions)(1)                           208,587  222,389  212,642  171,756   173,683  196,112   152,868  120,097  123,108 118,778
Our total U.S. market share volume
  (millions)(1)                            21,389   22,742   20,500   15,472    15,922   14,817    11,298    9,972   10,023   9,854
Our percentage of total U.S. market share
  volume(1)                                  10.3%    10.2%     9.6%     9.0%      9.2%     7.6%      7.4%     8.3%     8.1%    8.3%
------------------------------------------------------------------------------------------------------------------------------------

Nasdaq share volume (millions)(2)         122,656  132,707  128,189  100,042   100,656  113,865    83,680   63,472   62,674  60,282
Our Nasdaq share volume (millions)(2)      18,776   20,053   17,819   13,072    13,645   12,854     9,710    8,461    8,566   8,475
Our percentage of Nasdaq share volume(2)    15.3%    15.1%    13.9%    13.1%     13.6%    11.3%     11.6%    13.3%    13.7%   14.1%
------------------------------------------------------------------------------------------------------------------------------------

NYSE share volume (millions)               85,931   89,682   84,453   71,714    73,027   82,247    69,188   56,625   60,434  58,496
Our NYSE share volume (millions)            2,613    2,689    2,681    2,400     2,277    1,963     1,588    1,511    1,457   1,379
Our percentage of NYSE share volume          3.0%     3.0%     3.2%     3.4%      3.1%     2.4%      2.3%     2.7%     2.4%    2.4%
------------------------------------------------------------------------------------------------------------------------------------

Our U.S. equity transaction volume
  (thousands)                             27,208   27,488   25,757   18,986    19,594   18,101    12,446   10,408   11,221  10,828
Our international equity transaction
  volume (thousands)                       1,622    1,702    1,469    1,217     1,203    1,293       789      656      811     572
Our total equity transaction volume
  (thousands)                             28,830   29,190   27,226   20,203    20,797   19,393    13,235   11,064   12,031  11,399
------------------------------------------------------------------------------------------------------------------------------------

Our average U.S. equity transaction size
  (shares per transaction)                   786      827      796      815       813      819       908      958      893     910
Our average equity transactions per day
  (thousands)                                457      471      432      321       330      308       207      173      191     187
------------------------------------------------------------------------------------------------------------------------------------

Full time employees at period end          2,244    2,267    2,210    2,098     2,007    1,842     1,594    1,479    1,315   1,223
------------------------------------------------------------------------------------------------------------------------------------

1.  U.S. shares consist of shares of NYSE-listed and Nasdaq-quoted stocks.